UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2012

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower Newport Beach, California		92660-3095
(Address of Principal Executive Offices)		(Zip Code)

(949) 579-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2012, Mindspeed Technologies, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Section 382 Rights Agreement, dated as of August 9, 2009 (the “Agreement”), between the Company and Computershare Shareowner Services LLC (as successor to Mellon Investor Services LLC), a New Jersey limited liability company, as rights agent.

The Agreement is designed to help preserve the Company’s ability to utilize its net operating loss carryforwards (“NOLs”) under Section 382 of the Internal Revenue Code (“Section 382”).

As of September 30, 2011, the Company reported NOLs of approximately $629 million. If the Company experiences an “ownership change,” as defined in Section 382, its ability to use its NOLs will be significantly limited, and the timing of the usage of the NOLs could be significantly limited, which could therefore significantly impair the value of the NOLs. Under Section 382, an “ownership change” would occur if stockholders owning (or deemed under Section 382 to own) five percent or more of the Company’s stock by value increase their collective ownership of the aggregate amount of the Company’s stock by more than 50 percentage points over a defined period of time.

The Agreement is being amended to continue to minimize the likelihood of an “ownership change” and to help preserve the ability to utilize the Company’s NOLs to reduce potential future federal income tax obligations.

Under the Agreement, any stockholder or group that acquires beneficial ownership of 4.9 percent or more of the Company’s outstanding stock without the approval of the Company’s Board of Directors (the “Board”) would be subjected to significant dilution of its holdings.

The Amendment extends the expiration date of the Agreement to until the earliest of: (i) February 28, 2015; (ii) the time at which the rights are redeemed or exchanged; and (iii) the repeal of Section 382 or any successor statute, if the Board determines that the Agreement is no longer necessary for the preservation of NOLs and certain other tax benefits.

Except for the extension of the expiration date, the Agreement otherwise remains unmodified.

The Company described the material terms of the Agreement in Item 1 of its Registration Statement on Form 8-A, dated August 10, 2009, and incorporates those descriptions herein by this reference, appropriately modified as set forth above. The foregoing is only a summary of certain terms and conditions of the Amendment and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment No. 1, dated as of August 9, 2012, to that certain Section 382 Rights Agreement, dated as of August 9, 2009, between Mindspeed Technologies, Inc. and Computershare Shareowner Services LLC (as successor to Mellon Investor Services LLC).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: August 9, 2012	By:	/s/ Stephen N. Ananias
Stephen N. Ananias
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 1, dated as of August 9, 2012, to that certain Section 382 Rights Agreement, dated as of August 9, 2009, between Mindspeed Technologies, Inc. and Computershare Shareowner Services LLC (as successor to Mellon Investor Services LLC).